                                                                    Exhibit 4.14
                            _______________________
                            _______________________

                           NEWS AMERICA INCORPORATED,

                                              Company,

                          THE NEWS CORPORATION LIMITED,
                               FEG HOLDINGS, INC.,
                         FOX ENTERTAINMENT GROUP, INC.,
                        NEWS AMERICA MARKETING FSI, INC.,
                       NEWS PUBLISHING AUSTRALIA LIMITED,

                                              Guarantors

                                       and

                         U.S. BANK NATIONAL ASSOCIATION
            (as successor to STATE STREET BANK AND TRUST COMPANY and
                      THE FIRST NATIONAL BANK OF BOSTON),

                                              Trustee
                             _______________________



                         TWELFTH SUPPLEMENTAL INDENTURE
                            Dated as of June 27, 2003

                    Amending and Supplementing the Indenture
                          Dated as of January 28, 1993

                             _______________________

                                Senior Securities
                             _______________________
                             _______________________

         TWELFTH SUPPLEMENTAL INDENTURE, dated as of June 27, 2003, among News America Incorporated, a Delaware corporation (the "Company") with its principal office located at 1211 Avenue of the Americas, New York, NY 10036, The News Corporation Limited, an Australian corporation (A.C.N. 007 910 330) ("News Corporation"), FEG Holdings, Inc., Fox Entertainment Group, Inc., News America Marketing FSI, Inc., News Publishing Australia Limited, and U.S. Bank National Association, a national banking association, as successor to State Street Bank and Trust Company and The First National Bank of Boston, as trustee (the "Trustee"), amending and supplementing the Indenture, dated as of January 28, 1993 (the "Original Indenture"), among the Company, the guarantors named therein (collectively, the "Guarantors") and the Trustee, which provided for the issuance of the Company's senior debt securities, to be issued in one or more series as provided therein (the "Securities"). (The Original Indenture as supplemented by the First Supplemental Indenture, dated as of March 24, 1993, the Second Supplemental Indenture, dated as of April 8, 1993, the Third Supplemental Indenture, dated as of May 20, 1993, the Fourth Supplemental Indenture, dated as of May 28, 1993, the Fifth Supplemental Indenture, dated July 21, 1993, the Sixth Supplemental Indenture, dated as of January 25, 1994, the Seventh Supplemental Indenture, dated as of February 4, 1994, the Eighth Supplemental Indenture, dated as of May 12, 1994, the Ninth Supplemental Indenture, dated as of August 1, 1995, the Tenth Supplemental Indenture, dated as of March 2, 2000, the Eleventh Supplemental Indenture, dated as of February 14, 2001, and this Twelfth Supplemental Indenture, dated as of June 27, 2003, and as may hereafter be supplemented is referred to herein as the or this "Indenture"). Capitalized terms used herein and not otherwise defined herein have the meanings ascribed thereto in the Indenture.

                                    RECITALS:

         WHEREAS, effective June 27, 2003, HarperCollins Publishers Inc., HarperCollins (UK), News International plc, News Limited, News Securities B.V. and Newscorp Investments, each a Guarantor under the Indenture, were each unconditionally and fully released in writing from all obligations under guarantees of Indebtedness under the Override Agreement and are therefore released and eliminated from the terms of the Guarantee and as Guarantors under the Indenture; and

         WHEREAS, the provisions of this Twelfth Supplemental Indenture shall not adversely affect the interests of the Holders of Securities in any material respect; and

         WHEREAS, the Original Indenture is subject to the provisions of the United States Trust Indenture Act of 1939, as amended (the "TIA"), that are required to be part of the Original Indenture and the Indenture shall, to the extent applicable, be governed by such provisions; and

         WHEREAS, the Company has duly authorized the execution and delivery of this Twelfth Supplemental Indenture and has done all things necessary to make this Twelfth Supplemental Indenture a valid agreement in accordance with its terms.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities, as follows:

                                   ARTICLE ONE

                               ORIGINAL INDENTURE

         SECTION 101.      Effect of Original Indenture.

         Except as specifically provided in this Twelfth Supplemental Indenture, the Original Indenture, as heretofore supplemented and amended, shall remain in full force and effect.

                                   ARTICLE TWO

                           AMENDMENTS TO THE INDENTURE

         SECTION 201.      Release of Certain Guarantors.

         In accordance with Sections 801 and 1205 of the Original Indenture, HarperCollins Publishers Inc., HarperCollins (UK), News International plc, News Limited, News Securities B.V. and Newscorp Investments, are each hereby eliminated as Guarantors under the Indenture.

         SECTION 203.      References in the Indenture.

         By reason of the elimination of HarperCollins Publishers Inc., HarperCollins (UK), News International plc, News Limited, News Securities B.V. and Newscorp Investments as Guarantors pursuant to Section 201 hereof, and the continuation, as Guarantors, of the Guarantors under the Indenture, all references in the Indenture to the "Guarantors" are hereby deemed to refer to the following entities and all such references to each or any "Guarantor" are hereby deemed to refer to each of such entities:

         Name                                     Jurisdiction of Incorporation
The News Corporation Limited                             Australia
FEG Holdings, Inc.                                       Delaware
Fox Entertainment Group, Inc.                            Delaware
News America Marketing FSI, Inc.                         Delaware
News Publishing Australia Limited                        Delaware

                                  ARTICLE THREE

                                  MISCELLANEOUS

         SECTION 301.      Effect of Headings.

         The Article and Section headings herein are for convenience of reference only and shall not effect the construction hereof.

         SECTION 302.      Governing Law.

         Subject to the following sentence, this Twelfth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws. This Twelfth Supplemental Indenture is subject to the provisions of the TIA that are required to be part of the Original Indenture and shall, to the extent applicable, be governed by such provisions.

         SECTION 303.      Counterparts.

         This Twelfth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Supplemental Indenture to be duly executed as of the day and year first above written.

                                 News America Incorporated

                                 By: /s/ Arthur M. Siskind
                                     ---------------------
                                     Name:  Arthur M. Siskind
                                     Title: Senior Executive Vice President

                                 Executed as a Deed in New York,
                                       New York

                                 The News Corporation Limited,
                                       as Guarantor

                                 FEG Holdings, Inc.,
                                       as Guarantor

                                 Fox Entertainment Group, Inc.
                                       as Guarantor

                                 News America Marketing FSI, Inc.,
                                       as Guarantor

                                 News Publishing Australia Limited,
                                       as Guarantor

                                 By: /s/ Arthur M. Siskind
                                     ---------------------
                                     Name:  Arthur M. Siskind
                                     Title: Senior Executive Vice President,
                                            News America Incorporated, as
                                            Attorney for the Guarantors

                                              U.S. Bank National Association

                                               By: /s/ Donald E. Smith
                                                   -------------------
                                                   Name:  Donald E. Smith
                                                   Title: Vice President

         [seal]

Attest: /s/ Peter M. Murphy
        -------------------

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

         On this 24th day of June, 2003, before me personally appeared Arthur
M. Siskind who acknowledged himself to be a Senior Executive Vice President of News America Incorporated, and that he, as such Senior Executive Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such Senior Executive Vice President.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

By: /s/ Camille Marcia Joseph
    -------------------------
    Name:  Camille Marcia Joseph
    Title: Notary Public, State of New York
           No. 01JO6025169
           Qualified in King County
           Commission Expires June 28, 2003

[Notarial Seal]

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

         On the 27th day of June, 2003, before me personally came Donald E. Smith, to me known, who, being by me duly sworn, did depose and say that s/he is a Vice President of U.S. Bank National Association, the national banking association described in and which executed the foregoing instrument by authority of the Board of Directors of said national banking association, and that s/he signed her/his name thereto by like authority.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

By: /s/ Joshua Tripi
    ----------------
    Name:  Joshua W. Tripi
    Title: Notary Public
           My Commission Expires February 7, 2008

[Notarial Seal]